TherapeuticsMD, Inc. 10-Q

Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

COMMERCIAL SUPPLY AGREEMENT

This Commercial Supply Agreement (the “Agreement”) is made as of the 28th day of September, 2018, by and between TherapeuticsMD, Inc., a Nevada corporation, with a place of business at 6800 Broken Sound Parkway NW, Third Floor, Boca Raton, Florida 33487 (“TXMD”), and QPharma AB, a Sweden corporation, having a place of business at Agneslundsvagen 27, Malmo, Sweden (“QPharma”).

Each of QPharma and TXMD is sometimes referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

A.            TXMD is a company that develops, markets and sells pharmaceutical products;

B.             QPharma is a developer and contract manufacturer of a variety of pharmaceutical products and medical devices including, but not limited to, intra-vaginal devices eluting pharmaceutical substances;

C.             TXMD is the exclusive licensee of the Population Council to commercialize in the United States a certain intra-vaginal ring system eluting segesterone acetate and ethinyl estradiol;

D.            QPharma is a qualified manufacturer of such intra-vaginal ring systems; and

E.             TXMD desires to engage QPharma to manufacture and supply quantities of such intra-vaginal ring systems, and QPharma desires to manufacture and supply such quantities of intra-vaginal ring systems, all pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

The following terms have the following meanings in this Agreement:

1.1           “Acknowledgement” has the meaning set forth in Section 4.3.

1.2           “Affiliate(s)” means, with respect to a referenced party, whether TXMD, QPharma or a third party, any corporation, firm, partnership or other entity that controls, is controlled by or is under common control with such referenced party. For the purposes of this definition, “control” means the ownership of at least 50% of the voting share capital of an entity or any other comparable equity or ownership interest or possession of the right to control the management and policies of such entity.

1.3           “Agreement” has the meaning set forth in the introductory paragraph, and includes all its Attachments and other appendices agreed to by the parties (all of which are incorporated herein by reference) and any amendments to any of the foregoing made as provided herein or therein.

1.4           “API(s)” means the compounds segesterone acetate and ethinyl estradiol, as further described in the Specifications that either (i) have been procured and released by TXMD and provided to QPharma or (ii) have been procured and released by QPharma, in either case along with a certificate of analysis from the manufacturer of such compounds, as provided in this Agreement.

1.5           “Applicable Laws” means, with respect to TXMD, all laws, ordinances, rules and regulations of each jurisdiction in which an API or Product is produced, marketed, distributed, used or sold; and with respect to QPharma, all laws, treaties, or ordinances, rules, regulations, cGMP, guidances, interpretations, authorizations, judgments, directives, injunctions, or orders of any court of any international, national, regional, local, or other governmental body, agency, authority, or court, or arbitrator, that has jurisdiction over the location where QPharma performs services, handles or stores an API, Raw Materials or Product, and manufactures Product under this Agreement (and applicable cGMP), including, but not limited to, the Federal Food, Drug and Cosmetic Act and Good Laboratory Practices, in each of the foregoing cases as in effect from time-to-time.

1.6           “Batch” means a defined quantity of Product that has been or is being Processed in accordance with the Specifications in a single production run. At the date of this Agreement, the theoretical size of a commercial validated Batch is approximately [***] units of Product.

1.7           “Components” means the silicon ring system and other tangible elements incorporated into or packaged with the Product, but for the avoidance of doubt, excluding APIs.

1.8           “cGMP” means current Good Manufacturing Practices promulgated by the Regulatory Authorities in the jurisdictions included in Applicable Laws (as applicable to TXMD and QPharma, respectively). In the United States, this includes 21 C.F.R. Parts 210, 211 and 820, as amended from time-to-time, together with pertinent guidelines and guidance documents, and in the European Union, to the extent applicable to the manufacture, handling and storage of the Product in Sweden for shipment to, and sale in, the United States, 2003/94/EEC Directive (as supplemented by Volume 4 of EudraLex published by the European Commission), as amended, Council Directive 90/385/EEC on Active Implantable Medical Devices (AIMDD)(1990) and Council Directive 93/42/EEC on Medical Devices (MDD) (1993), as amended, supplemented and superseded from time-to-time, together with pertinent guidelines and guidance documents then in effect.

1.9           “Commencement Date” means the first day of the Initial Pricing Term as established pursuant to Section 7.1, provided such date follows approval by a Regulatory Authority of QPharma as a manufacturer of the Product.

1.10         “Confidential Information” has the meaning set forth in Section 10.1.

1.11         “Contract Year” means each consecutive twelve (12) month period beginning on the Commencement Date or anniversary thereof, as applicable.

1.12         “Defective Product” has the meaning set forth in Section 5.2.

1.13         “Discloser” has the meaning set forth in Section 10.1.

1.14         “Effective Date” means July 26, 2018, [***].

1.15         “Exception Notice” has the meaning set forth in Section 5.2.

1.16         “Facility” means QPharma’s facility located in Malmo, Sweden, or such other facility as agreed by the parties in writing.

1.17         “Initial Pricing Term” has the meaning set forth in Section 7.1.

1.18         “Initial Term” means the period of time commencing as of July 26, 2018, and ending on July 26, 2024.

1.19         “Index” has the meaning set forth in Section 7.2.

1.20         “Losses” has the meaning set forth in Section 13.1.

1.21         “Marks” means trademarks, trade names, service marks, logos and symbols.

1.22         “Process” or “Processing” means the compounding, filling, manufacturing, producing, testing and packaging of APIs, TXMD-supplied Materials, if any, and Raw Materials into Product by QPharma, and their handling, storage and delivery in accordance with the Specifications and under the terms of this Agreement.

1.23         “Processing Date” means the day on which the first step of physical Processing is scheduled to occur, as identified in an Acknowledgement.

1.24         “Process Know-How” means all know-how provided by or on behalf of TXMD to QPharma and know-how to the extent it relates to the processing, manufacture, quality control, formulation, filling, finishing, testing and packaging of a Product, whether in bulk or final form, and regardless of container, including, without limitation, analytical tests methods for in-process and final Product, copies of manufacturing records, formulation recipes, designs and drawings, and formulae, used in the Processing for a Product to the extent it is in the possession, or under the control, of QPharma, its Affiliates and their respective subcontractors. For the avoidance of doubt, such Process Know-How includes the Know-How TXMD obtained from The Population Council by operation of TXMD’s acquisition of the Product’s New Drug Application under the License Agreement with The Population Council dated August 1, 2018.

1.25         “Process Know-How Transfer” means the commercially reasonable efforts of the parties undertaken pursuant to the Process Know-How Transfer Plan to transfer copies of all Process Know-How (together with relevant books and records) and the “Standards” (defined below) in QPharma’s possession or under its control, to TXMD as set forth in greater detail in the Process Know-How Transfer Plan. As used herein “Standards” means data, information, or samples of validated or QPharma manufactured or partially manufactured Product or other indicia measured at various points during Processing, to the extent QPharma possesses such data, information, or samples.

1.26         “Process Know-How Transfer Plan” means that plan addressing orderly Process Know-How Transfer, to be prepared in writing and reasonably agreed to by the parties within the sixty (60) day period following notice from TXMD to QPharma of its intention to commence Process Know-How Transfer.

1.27         “Product” means a silicon-based removable intra-vaginal ring system eluting segesterone acetate and ethinyl estradiol meeting the Specifications.

1.28         “Product Maintenance Services” has the meaning set forth in Section 2.2.

1.29         “Purchase Order” has the meaning set forth in Section 4.3.

1.30         “QPharma” has the meaning set forth in the introductory paragraph, or any successor or permitted assign. QPharma shall have the right to cause any of its Affiliates, upon prior written notice to and approval from TXMD, to perform any of its obligations hereunder, and TXMD upon its prior approval of the use of such an Affiliate, shall accept such performance as if it were performance by QPharma, but QPharma shall remain jointly and severally liable for the performance by any of its Affiliates under this Agreement.

1.31         “QPharma Defective Processing” has the meaning set forth in Section 5.2.

1.32         “QPharma Indemnitees” has the meaning set forth in Section 13.2.

1.33         “Qualified Person (QP)” means a company employee that fulfils the requirements as described in European Directive 2001/83(2)/EC. These requirements include personal qualities of integrity, maturity, open-mindedness, assertiveness, sound analytical skills and judgment as well as a level of education, combined with practical work experience within pharmaceutical development, manufacture, or Quality Assurance. The regulations specify that no batch of medicinal product can be released for sale or supply prior to certification by a QP that the batch is in accordance with the relevant requirements.

1.34         “Quality Agreement” has the meaning set forth in Section 9.7.

1.35         “Raw Material(s)” means any and all raw materials, supplies, Components and packaging necessary to manufacture and ship Product in accordance with the Specifications, but excluding the APIs and TXMD-supplied Materials, if any.

1.36         “Recall” has the meaning set forth in Section 9.5.

1.37         “Recipient” has the meaning set forth in Section 10.1.

1.38         “Regulatory Approval” means any approvals, permits, product and/or establishment licenses, registrations or authorizations, including approvals pursuant to U.S. Investigational New Drug Applications, New Drug Applications and Abbreviated New Drug Applications, as applicable, of any Regulatory Authorities that are necessary or advisable in connection with the development, manufacture, testing, use, storage, exportation, importation, transport, promotion, marketing, distribution or sale of APIs or Product in the Territory.

1.39         “Regulatory Authority” means the international, federal, state or local governmental or regulatory bodies, agencies, departments, bureaus, courts or other entities in the Territory that are responsible for (A) the regulation (including pricing) of any aspect of pharmaceutical or medicinal products intended for human use including, but not limited to, their manufacture, handling and storage, or (B) health, safety or environmental matters generally. In the United States, this includes the United States Food and Drug Administration.

1.40         “Representatives” of an entity mean such entity’s duly-authorized officers, directors, employees, agents, accountants, attorneys or other professional advisors.

1.41         “Review Period” has the meaning set forth in Section 5.2.

1.42         “Risk Mitigation Plan” has the meaning set forth in Section 16.5(B).

1.43         “Specifications” means the procedures, requirements, standards, quality control testing and other data and the scope of services as set forth in Attachment A, as modified from time to time in accordance with Article 8.

1.44         “Term” has the meaning set forth in Section 16.1.

1.45         “Term Sheet” means that certain Binding Pricing Term Sheet for Supply of Product entered into on [***], between TherapeuticsMD and QPharma.

1.46         “Territory” means the United States of America, its territories, insular possessions and commonwealths.

1.47         “TXMD” has the meaning set forth in the introductory paragraph, or any successor or permitted assign.

1.48         “TXMD Equipment” means the equipment listed on Attachment B, together with all diagrams, schematics, operator’s manuals, operating software and warranties.

1.49         “TXMD Indemnitees” has the meaning set forth in Section 13.1.

1.50         “TXMD IP” has the meaning set forth in the Development Agreement.

1.51         “TXMD-supplied Materials” means materials to be supplied by or on behalf of TXMD to QPharma, other than APIs, for Processing, if any.

1.52         “Unit Pricing” has the meaning set forth in Section 7.1(A).

1.53         “Validation Plan” has the meaning set forth in Section 7.7.

1.54         “Vendor” has the meaning set forth in Section 3.1(B).

ARTICLE 2

PROCESSING & RELATED SERVICES

2.1           Supply and Purchase of Product. QPharma shall Process Product and deliver the same to TXMD, its Affiliates and licensees in accordance with the Specifications, Applicable Laws and the terms and conditions of this Agreement.

2.2           Product Maintenance Services. TXMD will receive the following product maintenance services (the “Product Maintenance Services”): one annual audit (as further described in Section 9.5); regulatory audits (as further described in Section 9.4); one annual Product review (within the meaning of 21 CFR § 211.180); access to document library over and above the Quality Agreement, including additional copies of Batch paperwork or other Batch documentation; assistance in preparing Regulatory Approvals; Product document and sample storage relating to cGMP requirements; vendor re-qualification; and maintenance, updates and storage of master batch records and audit reports. For avoidance of doubt, the following services and items are not included in Product Maintenance Services: technology transfer; analytical work; stability; and process rework.

2.3           Other Related Services. QPharma shall provide such Product-related services, other than Processing or Product Maintenance Services, as agreed to in writing by the parties from time to time. Such writing shall include the scope and fees for any such services and be appended to this Agreement. The terms and conditions of this Agreement shall govern and apply to such services.

2.4           Validation Services. QPharma operates a validated Process for the production of the Product, and will continue to do so.

ARTICLE 3

API, MATERIALS & EQUIPMENT

3.1          The APIs and Raw Materials.

A.            TXMD shall be responsible for establishing a source of supply of the APIs. TXMD, at its option, shall enable QPharma to place orders for the API’s from such source of supply. QPharma shall be responsible for inspecting and releasing adequate quantities of the APIs and Raw Materials as necessary to meet the Firm Commitment, unless otherwise agreed to by the parties in writing. QPharma shall not be liable for any delay in delivery of Product if (i) TXMD is unable to obtain, in a timely manner, a particular API or (ii) QPharma is unable to obtain, in a timely manner, a particular API through its placement of orders therefor from TXMD’s source of supply or Raw Material necessary for Processing and (iii) QPharma placed orders for such API or Raw Material promptly following receipt of TXMD’s Firm Commitment. In the event that any API or Raw Material becomes subject to purchase lead time beyond the Firm Commitment time frame, the parties will negotiate in good faith an appropriate amendment to this Agreement. TXMD shall reimburse to QPharma its cost for the APIs. QPharma shall provide a credit to TXMD in the amount of any credit received by QPharma from an API supplier resulting from a pricing agreement with such supplier, with such credits to be applied to the next invoice issued thereafter to TXMD and successive invoices until fully expended. In order to facilitate the ordering and delivery of initial supplies of APIs to QPharma, TXMD, in consultation with QPharma, may purchase supplies of APIs for delivery to QPharma. Further, in order to facilitate the timely manufacture of Product for the Firm Commitment, QPharma shall maintain a safety stock of APIs and Raw Materials. Such safety stock shall be in an amount mutually agreed to by the Parties. TXMD shall be responsible for payment of the purchase price of any such APIs so ordered by it for delivery to QPharma.

B.             In certain instances, TXMD may require a specific supplier, manufacturer or vendor (“Vendor”) to be used for a Raw Material. In such an event occurring after the date of this Agreement, such Vendor will be identified in the Specifications. If the cost of such Raw Material from any such Vendor is greater than QPharma’s costs for the same Raw Material of equal quality from other vendors, QPharma shall add the difference between QPharma’s cost of such Raw Material and the Vendor’s cost of the Raw Material to the Unit Pricing. TXMD will be responsible for all costs associated with qualification of any Vendor specifically required to be used upon written instruction from TXMD, which Vendor has not been previously qualified by QPharma.

C.             In the event of (i) a Specification change for any reason, (ii) obsolescence of any API or Raw Material or (iii) termination or expiration of this Agreement, TXMD shall bear the cost of any unused API or Raw Materials (including packaging), so long as QPharma purchased such API and Raw Materials in quantities consistent with TXMD’s most recent Firm Commitment and the vendor’s minimum purchase obligations. Such APIs and Raw Material shall be the property of TXMD upon payment therefor.

3.2          Supply of Materials.

A.            TXMD shall supply to QPharma for Processing, at TXMD’s cost, all TXMD-supplied Materials set forth on Attachment C, if any, in quantities sufficient to meet TXMD’s requirements for Product. TXMD shall deliver such items and associated certificates of analysis to the Facility no later than [***] ([***]) days before the Processing Date. TXMD’s failure to fulfill the foregoing obligations in this Section 3.2 shall not by itself give rise to a cause of action in QPharma or a right by it to terminate this Agreement. However, QPharma shall not be held liable for a delayed Processing Date related to TXMD’s own delay in delivering TXMD supplied Materials and associated certificates to the Facility. TXMD shall be responsible at its expense for securing any necessary DEA, export or import, similar clearances, permits or certifications required in respect of such supply. QPharma shall use such items solely for Processing. Prior to delivery of any such items, TXMD shall provide to QPharma a copy of all associated material safety data sheets, safe handling instructions and health and environmental information and any Regulatory certifications or authorizations that may be required under Applicable Laws with respect thereto, and shall promptly provide any updates thereto.

B.             Following receipt of TXMD-supplied Materials, QPharma shall inspect, test and release such items employing such measures as are set forth in the Specifications. QPharma will receive, handle, store and use all TXMD-supplied Materials in compliance with all Applicable Laws and labeled storage requirements, or lacking labeled storage requirement, the written instructions of TXMD, as agreed to by QPharma, such agreement not to be unreasonably withheld. In the event that QPharma detects a nonconformity with Specifications, QPharma shall give TXMD prompt notice of such nonconformity. QPharma shall not be liable for any defects in TXMD-supplied Materials, or in Product resulting from defective TXMD-supplied Materials, unless QPharma failed to properly perform the foregoing obligations. QPharma shall follow TXMD’s reasonable written instructions in respect of return or disposal of defective TXMD-supplied Materials, at TXMD’s cost.

C.             TXMD shall retain title to TXMD-supplied Materials at all times and shall bear the risk of loss thereof, except for losses to the extent due to the negligent acts or omissions of QPharma or QPharma’s failure to follow storage and handling requirements or mutually agreed to written instructions of TXMD, in each case, subject to Article 14.

3.3          Artwork and Labeling. TXMD shall provide or approve, prior to the procurement of applicable Raw Materials, all artwork, advertising and labeling information necessary for Processing, if any. Such artwork, advertising and labeling information is and shall remain the exclusive property of TXMD, and TXMD shall be solely responsible for the content thereof. Hence, TXMD will be responsible for the artwork and labelling information communicated to QPharma for Processing and ensure itself that the latter comply with provided text and relevant applicable laws and regulations prevailing in the Territory. Such artwork, advertising and labeling information or any reproduction thereof may not be used by QPharma in any manner other than performing its obligations hereunder.

3.4          TXMD Equipment. QPharma hereby acknowledges that the TXMD Equipment is the sole and exclusive property of TXMD, and is in the possession of QPharma. During the Term, except as set forth below, QPharma shall be entitled to use the TXMD Equipment in the performance of its obligations to TXMD pursuant to this Agreement. QPharma (i) shall mark the TXMD Equipment so as to identify it as the property of TXMD, (ii) shall safeguard the TXMD Equipment with the same degree of care as it uses in connection with the safeguarding of its own equipment and (iii) shall be responsible for the proper operation, maintenance and repair of the TXMD Equipment. QPharma shall not sell, lease or lend the TXMD Equipment to any third party or relinquish possession or control of the TXMD Equipment. QPharma shall not move the TXMD Equipment from its current location without the advance written consent of TXMD. QPharma shall not grant a security interest in, use as collateral or otherwise encumber the TXMD Equipment in any way, or suffer the placement of a lien or other security device upon the TXMD Equipment. Upon request of TXMD, whether at the expiration of the Term or prior thereto, QPharma shall promptly make the TXMD Equipment ready for removal by TXMD or its designees, and shall grant access to TXMD and its designees to QPharma facilities for the purpose of such removal. During the Term, in the event, and to the extent, there exists capacity in the use of the TXMD Equipment in excess of its use to fulfill purchase orders of TXMD, QPharma may use the TXMD Equipment for its intended purpose in the performance of its manufacturing obligations for The Population Council, Inc. or its designee.

3.5          Additional Manufacturing Line. In order to plan for and meet potential demand for the Product in excess of QPharma’s current capacity, the Parties will prepare and reasonably agree to a manufacturing capacity expansion plan within ninety (90) days of the date of this Agreement, such plan to address the actions to be taken, the equipment to be purchased and installed, and financial responsibility therefor, along with a timeline, headcount plan, budget and assignment of responsibilities in the implementation of a second manufacturing line and other capacity improvements, all as set forth in such plan. For the avoidance of doubt, the Additional Manufacturing Line will also be comprised of TXMD Equipment.

ARTICLE 4

PURCHASE ORDERS & RELATED MATTERS

4.1          Purchase Order Requirement. No purchase order shall be submitted for less than [***] commercial validated [***]. Purchase orders reflecting purchases in excess of [***] shall be submitted only in [***] Batch multiples.

4.2          Guidance. TXMD shall keep QPharma generally informed of its anticipated need for Product, including anticipated launch quantities, through delivery of a summary report every [***] ([***]) months. The parties shall cooperate in an effort to provide for an orderly process of purchase order submissions and deliveries of Product.

4.3          Purchase Orders.

A.            As provided in this Section 4.3(A), TXMD shall submit to QPharma a binding, non-cancelable purchase order for Product specifying the number of Batches to be Processed, the Batch size (to the extent the Specifications permit Batches of different sizes) and the requested delivery date for each Batch (“Purchase Order”).

B.             Promptly following receipt of a Purchase Order, QPharma shall issue a written acknowledgement (“Acknowledgement”) that it accepts or rejects such Purchase Order. Each acceptance Acknowledgement shall either confirm the delivery date set forth in the Purchase Order or set forth a reasonable alternative delivery date, and shall include the Processing Date. QPharma may reject any Purchase Order not given in accordance with this Agreement; provided, however, QPharma shall accept any Purchase Order that meets the requirements of this Agreement.

C.             In the event of a conflict between the terms of any Purchase Order or Acknowledgement and this Agreement, the terms of this Agreement shall control. No Purchase Order, confirmation, shipping document, receipt or similar document shall amend any term set forth in this Agreement or set forth any term inconsistent with the terms and conditions contained in this Agreement.

4.4          QPharma’s Cancellation of Purchase Orders. Notwithstanding Section 4.5, QPharma reserves the right to cancel all, or any part of, a Purchase Order upon written notice to TXMD, and QPharma shall have no further obligations or liability with respect to such Purchase Order, if TXMD refuses or fails to timely supply conforming TXMD-supplied Materials in accordance with Section 3.2. Any such cancellation of Purchase Orders shall not constitute a breach of this Agreement by QPharma. QPharma shall use reasonable efforts to re-schedule Processing reflected on such Purchase Order promptly after conforming TXMD-supplied Materials are delivered to QPharma.

4.5           TXMD’s Modification or Cancellation of Purchase Orders. TXMD may modify the delivery date or quantity of Product in a Purchase Order only by submitting a written change order to QPharma at least [***] ([***]) days in advance of the earliest Processing Date covered by such change order. Such change order shall be effective and binding against QPharma only upon the written approval of QPharma. QPharma shall endeavor in good faith to mitigate the costs of such change order, but TXMD shall be responsible to QPharma for unavoidable costs, including those resulting from non-cancellable contracts entered into by QPharma in good faith.

4.6           Unplanned Delay or Elimination of Processing. QPharma shall use commercially reasonable efforts to meet the Purchase Orders, subject to the terms and conditions of this Agreement. QPharma shall provide TXMD with as much advance notice as practicable if QPharma determines that any Processing will be delayed or eliminated for any reason.

4.7           Observation of Processing. In addition to TXMD’s audit right pursuant to Section 9.5, TXMD may send up to [***] ([***]) Representatives to the Facility to observe Processing. Provided that QPharma has given TXMD adequate notice of commencement of Processing, TXMD shall give QPharma written notice of its intention to observe processing at least [***] ([***]) days prior to the date of its visit. The foregoing limitations shall not apply to time spent by TXMD Representatives on site at the Facility to participate in or witness research and development activities or to witness Processing of validation Batches of Product. Such Representatives shall abide by all QPharma safety rules and other applicable employee policies and procedures, and TXMD shall be responsible for such compliance. TXMD shall indemnify and hold harmless QPharma for any action, omission or other activity of such Representatives while on QPharma’s premises. TXMD’s Representatives who are not employees of TXMD shall be required to sign QPharma’s standard visitor confidentiality agreement prior to being allowed access to the Facility. QPharma shall not be required to accommodate any observation request or activity that would violate GMP or Swedish law. TXMD acknowledges that space constraints at QPharma’s facilities also may limit its ability to observe.

ARTICLE 5

TESTING; RELEASE

5.1           Batch Release. After QPharma completes Processing of a Batch, QPharma shall also provide TXMD or its designee with QPharma’s certificate of analysis, certificate of compliance and Qualified Person release for such Batch. Issuance of a certificate of analysis, executed batch records and a certificate of compliance by QPharma constitutes release of the Batch by QPharma to TXMD. TXMD shall be responsible for final release of Product to the market.

5.2           Testing; Rejection. No later than [***] days after receipt of the Batch (“Review Period”), TXMD or its designee shall notify QPharma whether the Batch conforms to Specifications. Upon receipt of notice from TXMD that a Batch meets Specifications, or upon failure of TXMD to respond by the end of the Review Period, the Batch shall be deemed accepted by TXMD and TXMD shall have no right to reject such Batch other than for defects which existed at the time of delivery and were not discovered or discoverable in the exercise of reasonable care (“Latent Defects”). For the avoidance of doubt, (i) Batches failing to meet Specifications at the time of delivery due to Latent Defects may be rejected, if at all, only upon notice to QPharma within [***] ([***]) days following the date on which such Latent Defect was discovered or should have been discovered in the exercise of reasonable care and (ii) in no event may TXMD reject Product after such Product’s expiration date. If TXMD or its designee timely notifies QPharma in writing (an “Exception Notice”) that a Batch does not conform to the Specifications or otherwise does not meet the warranty set forth in Section 12.1(A), whether due to a Latent Defect or otherwise (“Defective Product”), and provides a sample of the alleged Defective Product, QPharma shall conduct an appropriate investigation in its discretion to determine whether or not it agrees with TXMD that Product is Defective Product and to determine the cause of any nonconformity. If QPharma agrees that Product is Defective Product and determines that the cause of nonconformity is attributable to QPharma’s failure to perform the Processing in accordance with the Specifications (“QPharma Defective Processing”), then Section 5.4 shall apply. For avoidance of doubt, where the cause of nonconformity cannot be determined or assigned, it shall be deemed not QPharma Defective Processing. For the avoidance of doubt, the Processing of any Batch that does not proceed to completion or any Batch that does not pass release testing by QPharma shall be treated as Defective Product resulting from QPharma Defective Processing. In such case, the remedies set forth in Section 5.4 shall apply.

5.3           Discrepant Results. If the parties disagree as to whether Product is Defective Product and/or whether the cause of the nonconformity is QPharma Defective Processing, and this is not resolved within [***] days of the Exception Notice date, the parties shall cause a mutually acceptable independent third party to review records, test data and to perform comparative tests and/or analyses on samples of the alleged Defective Product and its components, including TXMD-supplied Materials. The independent party’s results as to whether or not Product is Defective Product and the cause of any nonconformity shall be final and binding. Unless otherwise agreed to by the parties in writing, the costs associated with such testing and review shall be borne by QPharma if Product is Defective Product attributable to QPharma Defective Processing, and by TXMD in all other circumstances. TXMD will be apprised in writing of all Defective Product investigations executed by QPharma on TXMD’s materials/products, including Product and TXMD-supplied Materials, as well as final investigation outcome and conclusion(s).

5.4           Defective Processing. QPharma shall, at TXMD’s option, either (A) replace at its cost another Batch of Product (as a replacement for any Batch of Defective Product attributable to QPharma Defective Processing) using TXMD-supplied Materials provided at QPharma’s cost, if any such items are required or (B) credit any payments made by TXMD for such Batch. THE OBLIGATION OF QPHARMA TO REPLACE QPHARMA DEFECTIVE PROCESSING IN ACCORDANCE WITH THE SPECIFICATIONS OR CREDIT PAYMENTS MADE BY TXMD FOR DEFECTIVE PRODUCT ATTRIBUTABLE TO QPHARMA DEFECTIVE PROCESSING SHALL BE TXMD’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT FOR DEFECTIVE PRODUCT (APART FROM RECALL COSTS SET FORTH IN SECTION 9.6, AND IS IN LIEU OF ANY OTHER WARRANTY, EXPRESS OR IMPLIED).

ARTICLE 6

DELIVERY

6.1           Delivery. QPharma shall deliver Product ExWorks (Incoterms 2010) at the Facility promptly following TXMD’s approval and notification to QPharma’s to release the Product; provided, however, QPharma shall be responsible for loading the Product on the carrier’s vehicle using due care. QPharma shall segregate and store all Product until tender of delivery. Title to Product shall transfer to TXMD upon such delivery. TXMD shall qualify at least [***] ([***]) carriers to ship Product and then designate the priority of such qualified carriers to QPharma.

6.2          Storage. Any items temporarily stored at QPharma shall be stored in compliance with requirements set forth in the Specification, or if no such storage Specification exists for such item, QPharma shall store such items using due care taking into account the identity of such item.

6.3          Subcontracting. QPharma may utilize third parties to provide any part of the Processing only with the prior written approval of TXMD, provided that the foregoing will not apply to generally available goods and services or to subcontracting to QPharma Affiliates. If TXMD approves a subcontractor, then QPharma shall enter a written agreement with such subcontractor that enables QPharma to comply with its obligations under this Agreement and places such subcontractors under obligations of confidentiality, non-use and intellectual property ownership no less burdensome than those set forth herein and applicable to QPharma. QPharma will oversee all services performed by any subcontractor, and will be responsible for such services as if such services were performed by QPharma. QPharma shall remain liable for the performance of its subcontractors under this Agreement. The use of subcontractors shall not relieve QPharma of any responsibility under this Agreement.

ARTICLE 7

PAYMENTS

7.1          Fees. In consideration for QPharma performing services hereunder:

A.            TXMD shall pay QPharma the unit pricing for Product set forth on Attachment D (“Unit Pricing”), which shall be in effect for the period ending on (i) the third anniversary of delivery by QPharma of the first commercial Batch of Product to or for TXMD; provided launch occurs on or before [***], or (ii) [***], if there is no such launch on or before [***] (the “Initial Pricing Term”). QPharma shall sell and deliver Product in final dosage form, packaged for end user use. QPharma shall submit an invoice to TXMD for such fees upon tender of delivery of Product as provided in Section 6.1.

B.             Other Fees. TXMD shall pay QPharma for all other fees and expenses of QPharma owing in accordance with the terms of this Agreement, including pursuant to Sections 2.3 and 4.1. QPharma shall submit an invoice to TXMD for such fees as and when appropriate.

7.2          Unit Pricing Increase. After the Initial Pricing Period, the Unit Pricing may be adjusted on an annual basis, effective on each July 1st (with the first possible price adjustment to be effective on July 1, 2021), upon [***] days’ prior written notice from QPharma to TXMD, to reflect increases in labor, utilities and overhead and shall be in an amount equal to the change in the Producer Price Index (the “Index”), “Pharmaceutical Preparation Manufacturing” (Series ID: PCU325412325412), not seasonally adjusted, as published by the U.S. Department of Labor, Bureau of Labor Statistics. The initial base period for comparison shall be the twelve (12) month period ending on June 30 immediately preceding the expiration of the Initial Pricing Period. For the avoidance of doubt, if launch of the Product occurs on or after [***], but before [***], QPharma shall be entitled to adjust Unit Pricing for the Initial Pricing Period based upon the difference in the Index on [***] and on [***], but not to exceed [***] percent ([***]%). For the further avoidance of doubt, Unit Pricing Increases after the Initial Pricing Period shall not exceed [***] percent ([***]%) in the aggregate for the Index. In addition, price increases (or decreases) for APIs and Raw Materials shall be passed through at cost to TXMD and not included in the Index-based price adjustment described above.

7.3           Payment Terms. All QPharma invoices shall be due [***] ([***]) days after the date of receipt of invoice. No invoice shall be issued to TXMD for Processing until the Batch so Processed has been released pursuant to Section 5.1; provided, however, with respect to purchase orders for the initial [***] ([***]) Batches ordered by TXMD pursuant to this Agreement (the “Initial Batches”), QPharma shall be entitled to issue invoices to TXMD upon receipt of such purchase orders in a non-refundable pre-paid amount equal to [***] percent ([***]%) of the price of each such purchase order. Purchase orders for the Initial Batches shall be placed only for even numbers of Batches to be Processed. Under a given purchase order covering some or all of the Initial Batches, TXMD shall pay for all Batches released pursuant to Section 5.1, but shall first receive a credit in the amount of the pre-payment made pursuant to such purchase order. If more than [***] percent ([***]%) the Batches Processed pursuant to a given purchase order for the Initial Batches fail release pursuant to Section 5.1, QPharma nevertheless shall be entitled to retain the pre-payment made in respect of such purchase order. TXMD shall make payment in U.S. dollars, and otherwise as directed in the applicable invoice. If any payment is not received by QPharma by its due date, then QPharma may, in addition to any other remedies available at equity or in law, charge interest on the outstanding sum from the due date (both before and after any judgment) at [***]% per month until paid in full (or, if less, the maximum amount permitted by Applicable Laws).

7.4           Advance Payment. Notwithstanding any other provision of this Agreement, if at any time TXMD is in arrears in paying amounts due under this Agreement, QPharma may require payment in advance before performing any further services or making any further shipment of Product. If TXMD shall fail, within a reasonable time, to make such payment in advance, or if TXMD shall fail to make any payment when due, QPharma shall have the right, at its option, to suspend any further performance hereunder until such default is corrected, without thereby releasing TXMD from its obligations under this Agreement.

7.5           Taxes. All taxes, duties and other amounts assessed (excluding tax based on net income and franchise taxes) on TXMD-supplied Materials, services or Product prior to or upon provision or sale to QPharma or TXMD, as the case may be, are the responsibility of TXMD, and TXMD shall reimburse QPharma for all such taxes, duties or other expenses paid by QPharma or such sums will be added to invoices directed at TXMD, where applicable.

7.6           TXMD and Third Party Expenses. Except as may be expressly covered by Product Maintenance Service fees, TXMD shall be responsible for 100% of its own and all third-party expenses associated with the development, Regulatory Approvals and commercialization of Product, including regulatory filings and post-approval marketing studies. The preceding sentence shall not be construed in derogation of QPharma’s obligations pursuant to Section 9.2 herein.

7.7           Capital Equipment; Process Development and Validation. QPharma shall develop and implement a plan for the acquisition and installation of certain required capital equipment, and for the validation of the manufacturing process for the Product at the facilities where it is to be Processed, pursuant to a written plan to be agreed to by the Parties within sixty (60) days following the Effective Date (the “Validation Plan”). The Validation Plan shall set forth the obligations of QPharma with regard to equipment procurement and installation, process and facility validation activities, and the headcount, the budget (on a not-to-exceed basis) and the timeline for the accomplishment of such activities. Validation costs and expenses, including stability testing, will not exceed $[***]. Capital equipment procurement and installation costs and expenses will not exceed $[***]. The elements of the foregoing costs and expenses shall be set forth in the Validation Plan.

7.8           Manufacturing and Cost Improvement. Promptly following execution and delivery of this Agreement, the parties shall confer, as advisable, to formulate and put in place a plan for continuous improvement in manufacturing after considering appropriate means by which to increase efficiency, yield and process improvement with a view toward lowing the Unit Pricing for Product.

ARTICLE 8

CHANGES TO SPECIFICATIONS

8.1           All Specifications and any changes thereto agreed to by the parties from time to time shall be in writing, dated and signed by the parties. No change in the Specifications shall be implemented by QPharma, whether requested by TXMD or requested or required by any Regulatory Authority, until the parties have agreed in writing to such change, the implementation date of such change, and any increase or decrease in costs, expenses or fees associated with such change (including any change to Unit Pricing). QPharma shall respond promptly to any request made by TXMD for a change in the Specifications, and both parties shall use commercially reasonable, good faith efforts to agree to the terms of such change in a timely manner. As soon as possible after a request is made for any change in Specifications, QPharma shall notify TXMD of the costs associated with such change and shall provide such supporting documentation as TXMD may reasonably require. TXMD shall pay all costs associated with such agreed upon changes. If there is a conflict between the terms of this Agreement and the terms of the Specifications, this Agreement shall control. QPharma reserves the right to postpone effecting changes to the Specifications until such time as the parties agree to and execute the required written amendment.

ARTICLE 9

RECORDS; REGULATORY MATTERS

9.1           Recordkeeping. QPharma shall maintain complete and accurate Batch, laboratory data, reports and other technical records relating to Processing in accordance with QPharma standard operating procedures. Such information shall be maintained for a period of at least [***] ([***]) years from the relevant finished Product expiration date or longer if required under Applicable Laws or the Quality Agreement. QPharma will retain samples required by cGMP and such samples shall be stored at the Facility pursuant to QPharma’s standard operating procedures. Prior to the destruction of any such Product specific items, QPharma shall notify TXMD of the impending destruction and provide TXMD a reasonable opportunity to receive any or all such items.

9.2          Regulatory Compliance. QPharma shall obtain and maintain, at its cost and expense, all permits and licenses with respect to general Facility operations required by any Regulatory Authority in the jurisdiction where QPharma Processes Product and by any Regulatory Authority in the Territory. QPharma acknowledges that the Product is a hormonal product and as such is subject to specialized regulations relating to its manufacture. QPharma’s Facility presently complies with such regulations and QPharma shall maintain the Facility’s compliance with such regulations. TXMD shall obtain and maintain, at its cost and expense, all other Regulatory Approvals, authorizations and certificates, including those necessary for QPharma to commence Processing for the Territory. Upon reasonable written request, TXMD shall provide QPharma with a copy of applicable Regulatory Approvals required to distribute, market and sell Product in the Territory. If TXMD is unable to provide such information, QPharma shall have no obligation to deliver Product to TXMD, notwithstanding anything to the contrary in this Agreement. During the Term, QPharma will assist TXMD with all regulatory matters relating to Processing and review the Common Technical Document pertaining to the Product and make such corrections as are necessary to accurately reflect the Product, in each case at TXMD’s request and reasonable expense; provided, however, QPharma shall review and correct such documents as they relate to QPharma activities at no charge to TXMD. The parties intend and commit to cooperate to allow each party to satisfy its obligations under Applicable Laws relating to Processing under this Agreement.

9.3          Regulatory Communications.

A.             Each party may communicate with any governmental agency, including, but not limited to, governmental agencies responsible for granting regulatory approval for the Products, regarding such Products if in the opinion of that party’s counsel, such communication is necessary to comply with the terms of this Agreement or the requirements of any Applicable Law; provided, however, that unless in the reasonable opinion of its counsel there is a legal prohibition against doing so, such party will permit the other party to review and take part in any communications with the applicable agency, and to receive copies of all such communications from that agency.

B.             QPharma will notify TXMD promptly if QPharma receives any warning letters from or on behalf of a governmental agency directly related to the Product or systems utilized in Processing the Product including, without limitation, any Form FDA-483. QPharma will provide TXMD copies of any written communication from a governmental agency relating to a TXMD Product within [***] ([***]) Swedish business days of its receipt.

C.             QPharma will promptly notify TXMD upon receipt of a notice from a Regulatory Authority for an inspection of any Facility where the Processing is being performed due to an issue related to the Product or a system used in the performance of such services, or, in the event of an unannounced inspection, QPharma will provide such prior notice as is possible and permissible. If not prohibited by the Regulatory Authority, TXMD will have the right to be present at the Facility and participate in and any wrap-up meeting with such Regulatory Authority as it applies to the Product. If QPharma receives any request by a Regulatory Authority with respect to the Product, including, but not limited to, a notice of deficiency or FDA-483 that requires a written response regarding TXMD-supplied Materials, project, or protocol, QPharma will provide a copy to TXMD of the deficiency notice within [***] ([***]) [***] of QPharma’s receipt of the notice. QPharma will provide TXMD a draft of the response prior to the response being submitted to the Regulatory Authority so as to provide TXMD with reasonable time to review and comment on the response, which comments QPharma, in good faith, will consider incorporating into the response.

9.4           Governmental Inspections and Requests. QPharma shall promptly advise TXMD if an authorized agent of any Regulatory Authority notifies QPharma that it intends to or does visit a Facility or any other site for the purpose of reviewing the Processing or testing. Upon request, QPharma shall provide TXMD with a copy of any report issued by such Regulatory Authority received by QPharma following such visit, redacted as appropriate to protect any confidential information of QPharma and QPharma’s other customers. TXMD acknowledges that it may not direct the manner in which QPharma fulfills its obligations to permit inspection by and to communicate with Regulatory Authorities, but such acknowledgement shall not be construed to vitiate QPharma’s obligations to TXMD pursuant to this Agreement. TXMD will not be required to pay costs to mitigate any deficiencies cited in a Form 483 or QPharma’s Facility deficiencies.

9.5           TXMD Facility Audits. During the Term, TXMD’s Representatives shall be granted access upon at least [***] ([***]) business days’ prior notice, at reasonable times during regular business hours, to (A) the portion of the Facility where QPharma performs Processing, (B) relevant personnel involved in Processing and (C) Processing records described in Section 9.2, in each case solely for the purpose of verifying that QPharma is Processing in accordance with cGMPs, Applicable Laws, the Specifications and the Product master Batch records. TXMD may not conduct an audit under this Section more than once during any [***]-month period; provided, that additional unlimited inspections may be conducted by or on behalf of TXMD as deemed appropriate by TXMD in the event there is a material quality or compliance issue concerning Product or its Processing or to measure remediation following an audit by either TXMD or a Regulatory Authority that resulted in a finding of deficiency. TXMD’s Quality Assurance Manager will arrange TXMD audits with QPharma Quality Management. Audits shall be designed to minimize disruption of operations at the Facility. TXMD’s Representatives who are not employees of TXMD shall be required to sign QPharma’s standard visitor confidentiality agreement prior to being allowed access to the Facility. Such Representatives shall comply with the Facility’s rules and regulations which are made known in advance to TXMD. TXMD shall indemnify and hold harmless QPharma for any action or activity of such Representatives while on QPharma’s premises. QPharma shall not be required to accommodate any activity that would violate GMP or Swedish law.

9.6           Recall. If a Regulatory Authority orders or requires the recall of any Product supplied hereunder or if either QPharma or TXMD believes a recall, field alert, Product withdrawal or field correction (“Recall”) may be necessary with respect to any Product supplied under this Agreement, the party receiving the notice from the Regulatory Authority or that holds such belief shall promptly notify the other party in writing. With respect to any Recall, QPharma shall provide all necessary cooperation and assistance to TXMD. TXMD shall provide QPharma with an advance copy of any proposed submission to a Regulatory Authority in respect of any Recall, and shall consider in good faith any comments from QPharma. The cost of any Recall shall be borne by TXMD, and TXMD shall reimburse QPharma for expenses incurred in connection with any Recall, in each case except to the extent such Recall is caused by QPharma’s breach of its Processing obligations under this Agreement or QPharma’s violation of Applicable Laws, then such cost shall be borne by QPharma in proportion to QPharma’s contribution to the cause of the Recall, limited to an amount equal to the aggregate price for all Product subject to Recall plus the price for all Product sold to TXMD during the [***] ([***]) [***] period prior to Recall. For purposes hereof, such QPharma cost shall be limited to reasonable, actual and documented administrative costs incurred by TXMD for such Recall and if applicable, replacement of the Product subject to Recall both in accordance with Article 5.

9.7           Quality Agreement. The parties shall negotiate in good faith and enter into a quality agreement on QPharma’s standard template or such other template agreed to by the parties (the “Quality Agreement”). If the parties have not entered into a Quality Agreement by the first to occur of (i) [***] ([***]) days following the date execution by the last party signing this Agreement or (ii) commencement of manufacturing of Product for human use, TXMD shall be entitled to terminate this Agreement on [***] ([***]) days’ written notice to QPharma, without cost or expense; provided, however, TXMD shall reimburse QPharma for any (i) equipment acquired by QPharma upon written authorization of TXMD and (ii) Raw Materials procured upon written authorization by TXMD, which unused Raw Materials, at the election of TXMD, and such equipment shall become the property of TXMD upon payment pursuant to this Section. The Quality Agreement shall in no way determine liability or financial responsibility of the parties for the responsibilities set forth therein. In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement with respect to quality-related activities, including compliance with cGMP, the provisions of the Quality Agreement shall govern. In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement with respect to any commercial matters, including allocation of risk, liability and financial responsibility, the provisions of this Agreement shall govern.

9.8           Audit of Suppliers. QPharma shall be responsible for the audit of suppliers in accordance with its standard auditing plans and practices. TXMD hereby agrees to conduct audits on behalf of QPharma of suppliers with locations in the United States, currently only [***], and of certain contract laboratories to be agreed to by QPharma and TXMD. QPharma will reimburse to TXMD its out-of-pocket costs in conducting such audits. TXMD is responsible for API audits. QPharma can audit other relevant suppliers, including [***] and [***].

ARTICLE 10

CONFIDENTIALITY AND NON-USE

10.1         Definition. As used in this Agreement, the term “Confidential Information” includes all information furnished by or on behalf of QPharma or TXMD, their respective Affiliates or any of its or their respective Representatives (the “Discloser”), to the other party (the “Recipient”), its Affiliates or any of its or their respective Representatives, whether furnished before, on or after the date of this Agreement, and furnished in any form, including written, verbal, visual, electronic or in any other media or manner and information acquired by observation or otherwise during any site visit at the other party’s facility. Confidential Information includes all proprietary technologies, know-how, trade secrets, discoveries, inventions and any other intellectual property (whether or not patented), analyses, data, regulatory submission Information, compilations, business or technical information, strategies, or plan, samples, and other materials prepared or possessed by either party, their respective Affiliates, or any of its or their respective Representatives, containing or based in whole or in part on any information furnished by the Discloser, its Affiliates or any of its or their respective Representatives. Confidential Information also includes the existence of this Agreement and its terms. The manufacturing process parameters which are being provided to QPharma from TXMD, the Specifications and data resulting from performance of this Agreement by QPharma shall be considered TXMD’s Confidential Information. Items and information for which ownership has been allocated to TXMD under the Development Agreement shall be deemed to be the Confidential Information of TXMD under this Agreement.

10.2         Exclusions. Notwithstanding Section 10.1, Confidential Information does not include information that (A) is or becomes generally available to the public or within the industry to which such information relates other than as a result of a breach of this Agreement, (B) is already known by the Recipient at the time of disclosure as evidenced by the Recipient’s written records created in the ordinary course of business, (C) becomes available to the Recipient on a non-confidential basis from a source that is entitled to disclose it on a non-confidential basis or (D) was or is independently developed by or for the Recipient without reference to the Confidential Information of the Discloser as evidenced by the Recipient’s contemporaneously created written records (E) is required to be disclosed by a court or judicial or governmental authority of competent jurisdiction, and in such event, only after the party required to disclose the other party’s Confidential Information provides prompt written notice to that party so as to enable that party to resist any such required disclosure and/or to obtain suitable protection regarding such required disclosure as is described in provision 10.4 below

10.3         Mutual Obligation. The Recipient agrees that it will not use the Discloser’s Confidential Information except in connection with the performance of its obligations or the exercise of its rights under this Agreement, and will not disclose, without the prior written consent of the Discloser, Confidential Information of the Discloser to any third party, except that the Recipient may disclose the Discloser’s Confidential Information to any of its Affiliates and its or their respective Representatives and subcontractors for which consent has been given pursuant to Section 6.3 and who have obligations of confidentiality and non-use at least as rigorous as those terms herein, in each case, that (A) need to know such Confidential Information for the purpose of performing under this Agreement, (B) are advised of the contents of this Article and (C) are bound to the Recipient by obligations of confidentiality at least as restrictive as the terms of this Article. Each party shall be responsible for any breach of this Article by its Affiliates or any of its or their respective Representatives or any person receiving Confidential Information directly or indirectly from or through the Recipient. The Recipient also may disclose any information to The Population Council, as may be required by any written contract now in existence.

10.4         Permitted Disclosure. The Recipient may disclose the Discloser’s Confidential Information to the extent required by law or regulation; provided, that prior to making any such legally required disclosure, the Recipient shall give the Discloser as much prior notice of the requirement for and contents of such disclosure as is practicable under the circumstances. Any such disclosure, however, shall not relieve the Recipient of its obligations contained herein.

10.5         No Implied License. Except as expressly set forth in Section 10.1, the Recipient will obtain no right of any kind or license under any Confidential Information of the Discloser, including any patent application or patent, by reason of this Agreement. All Confidential Information will remain the sole property of the Discloser, subject to Article 11.

10.6         Return of Confidential Information. Upon expiration or termination of this Agreement, the Recipient will (and will cause its Affiliates and its and their respective Representatives to) cease its use and, upon written request, within thirty (30) days either return or destroy (and certify as to such destruction) all Confidential Information of the Discloser, including any copies thereof, except for a single copy which may be retained for the sole purpose of ensuring compliance with its continuing obligations under this Agreement.

10.7        Survival. The obligations of this Article will terminate with respect to items of Confidential Information upon the entry thereof into general knowledge in the public domain, other than due to breach of this Agreement by the Recipient thereof or by a person receiving such Confidential Information from or through the Recipient, but in no event earlier than [***] ([***]) years from the expiration or earlier termination of this Agreement.

10.8        Reverse Engineering. Unless otherwise consented to by the Discloser in writing or provided for in a separate agreement between the parties, the Recipient will not analyze for chemical composition any samples or materials that are the Confidential Information of Discloser, nor to allow or cause any such samples or materials that are the Confidential Information of Discloser to be released to third parties for analysis; provided, however, (i) this Section 10.8 shall not be construed to prevent TXMD from testing Product or items related to Product itself or through third parties, as it sees fit in its sole and absolute discretion; and (ii) this Section 10.8 shall not be construed to prevent QPharma from analyzing for chemical composition samples or materials that are commercially available.

ARTICLE 11
INTELLECTUAL PROPERTY

11.1        The parties hereby acknowledge that it is neither their intention nor the purpose of this Agreement to engage in inventive steps in the conception, reduction to practice or development of intellectual property. Nevertheless, in the event, and to the extent, that intellectual property is conceived, reduced to practice, developed or otherwise created by or on behalf of either or both of the parties in connection with this Agreement, the ownership of such intellectual property, as between the parties, shall be with TXMD with respect to such intellectual property that relates to the Product and its Processing. Otherwise ownership shall be with QPharma.

11.2        Transfer. Following notice given by TXMD to QPharma, QPharma will provide reasonable assistance to effect the timely and orderly transfer of the Process Know-How, and pertinent books and records (or copies thereof, as the case may be) pursuant to the Process Know-How Transfer Plan to TXMD pursuant to this Section 11.2 and the Process Know-How Transfer Plan whether to establish a second source during the term of this Agreement or at or about the time of termination or expiration of this Agreement. QPharma shall only be obligated to use its commercially reasonable efforts in the implementation of the Process Know-How Transfer Plan. QPharma will be reimbursed at a reasonable rate for the time of its personnel for such technology transfer.

11.3         Books and Records. Where any document, or books and records contain Process Know-How together with other information of QPharma, its Affiliates or their respective subcontractors, or other QPharma customers, QPharma shall only be required to provide to TXMD a copy of that portion of that document or books and records that discloses the Process Know-How that pertains to the Product. When transferred to TXMD, such copies will be the property of TXMD. QPharma may retain the original books and records and any documents required by Applicable Laws to be retained by QPharma, which disclose the Process Know-How. After completion of performance of the Process Know-How Transfer Plan, before destroying any documents, or books and records which contain material disclosures of Process Know-How that have not been previously been provided to TXMD (whether in the same form or some other form), QPharma will notify TXMD of such intended destruction and provide TXMD with [***] ([***]) days to notify QPharma in writing whether TXMD wishes to obtain the same to the extent it is entitled to under this Agreement, in which case QPharma will deliver the requested document or books and records (or copies of all or a portion thereof, as the case may be) to TXMD at TXMD’s sole cost and expense.

11.4       TXMD Marks. QPharma will not use TXMD’s Marks without prior written authorization from TXMD. The Marks are, and will remain, TXMD’s sole and exclusive property, and QPharma has not acquired, and will not acquire (by operation of law, this Agreement, or otherwise), any right, title, or interest in any of TXMD’s Marks other than as explicitly provided in writing by TXMD. Any and all goodwill and rights that arise under trademark and copyright law, and all other intellectual property rights that arise in favor of TXMD’s Marks as a result of this Agreement or otherwise, will inure to the sole and exclusive benefit of TXMD. Subject to the next sentence, during the Term of this Agreement, QPharma will not attack, dispute, or challenge TXMD’s right, title, and interest in and to TXMD’s Marks or assist others in so doing. QPharma reserves the right to attack, dispute, or challenge TXMD’s right, title, and interest in and/or to TXMD’s Marks or assist others in so doing, if QPharma believes in good faith that TXMD’s Mark infringes a Mark owned by or licensed to QPharma or one of its Affiliates.

ARTICLE 12
REPRESENTATIONS AND WARRANTIES AND COMPLIANCE

12.1       QPharma. QPharma represents, warrants and undertakes to TXMD that:

A.      at the time of delivery by QPharma as provided in Section 6.1, Product shall have been Processed in accordance with this Agreement and with Applicable Laws and in conformance with the Specifications and shall not be adulterated, misbranded or mislabeled within the meaning of Applicable Laws; provided, that QPharma shall not be liable for defects attributable to TXMD-supplied Materials (including artwork, advertising and labeling);

B.      all personnel, employees, and agents of QPharma and its Affiliates and their respective subcontractors who perform services, are and will continue to be qualified and to have sufficient technical expertise to perform QPharma’s obligations under this Agreement;

C.      QPharma has the full power and authority to execute and deliver this Agreement and perform its covenants, duties, and obligations described in this Agreement, and once executed, this Agreement will be a valid, legal, and binding obligation upon QPharma;

D.      QPharma is not now, nor will it be, a party to any agreement, whether with The Population Council or others, which would prevent QPharma from fulfilling its obligations under this Agreement, and that during the Term of this Agreement will not enter into any agreement with any other party that would in any way prevent QPharma from performing its obligations under this Agreement;

E.      QPharma’s Facility complies with and QPharma will maintain its compliance with the regulations for the manufacture of hormonal products;

F.      QPharma will maintain all records and reports as required under this Agreement, and as required to comply with Applicable Laws;

G.      QPharma will not in the performance of its obligations under this Agreement use those services prohibited to be provided by any person debarred or suspended (or subject to debarment or suspension) under 21 U.S.C. §335(a) or (b) or otherwise disqualified by Applicable Law;

H.      (i) QPharma is not nor has it ever been, and (ii) QPharma has not used, and will not use, the services of any person excluded, debarred, suspended, or otherwise ineligible to participate in the Federal health care programs or in Federal procurement or non-procurement programs, and has not used, and will not use, those services prohibited to be provided by any person listed on the HHS/OIG List of Excluded Individuals/Entities (http://www.oig.hhs.gov), the GSA’s List of Parties Excluded from Federal Programs (http://www.epls.gov), or the FDA Debarment List (http://www.fda.gov/ora/compliance_ref/debar/default.htm), as amended or replaced from time to time, in connection with any of the services performed under this Agreement. QPharma further certifies that it, and, to its knowledge, any other person or entity used by QPharma in performing any of the services under this Agreement, has not been convicted of a criminal offense that falls within the ambit of 42 U.S.C. §1320a-7(a). QPharma agrees to notify TXMD promptly in the event QPharma, or any person used by QPharma in connection with this Agreement, ever becomes excluded, debarred, suspended, or, otherwise to its knowledge, ineligible to participate in Federal health care programs or in Federal procurement or non-procurement programs. This certification applies to QPharma and its respective officers, agents, and employees as well as subcontractors performing on behalf of QPharma under this Agreement;

I.      QPharma has all necessary authority to use the QPharma technology utilized with the Product and as contemplated by this Agreement; there are no patents owned by others related to the QPharma IP utilized with the Product that would be infringed or misused by QPharma’s performance of the Agreement; and, to its knowledge, no trade secrets or other proprietary rights of others related to the QPharma IP utilized with the Product that would be infringed or misused by QPharma’s performance of this Agreement;

J.      QPharma will not release any Batch of Product if the required certificates of conformance indicate that Product does not comply with the Specifications; and

K.      no transactions or dealings under this Agreement shall be conducted with or for an individual or entity that is designated as the target of any sanctions, restrictions or embargoes administered by the United Nations, European Union, United Kingdom, or the United States.

12.2       TXMD. TXMD represents, warrants and undertakes to QPharma that:

A.      all TXMD-supplied Materials shall have been produced in accordance with Applicable Laws, shall comply with all applicable specifications, including the Specifications, shall not be adulterated, misbranded or mislabeled within the meaning of Applicable Laws, and shall have been provided in accordance with the terms and conditions of this Agreement;

B.      the content of all artwork provided to QPharma shall comply with all Applicable Laws;

C.      all Product delivered to TXMD by QPharma shall be held, used and disposed of by or on behalf of the TXMD in accordance with all Applicable Laws, and TXMD will otherwise comply with all laws, rules, regulations and guidelines applicable to TXMD’s performance under this Agreement;

D.      TXMD will not release any Batch of Product if the required certificates of conformance indicate that Product does not comply with the Specifications or if TXMD does not hold all necessary Regulatory Approvals to market and sell the Product;

E.      TXMD has all necessary authority to use and to permit QPharma to use pursuant to this Agreement all intellectual property related to Product or TXMD-supplied Materials (including artwork), and the Processing by QPharma of the foregoing, including any copyrights, trademarks, trade secrets, patents, inventions and developments; to TXMD’s knowledge there are no patents owned by others related to the TXMD IP utilized with the Product that would be infringed or misused by TXMD’s performance of the Agreement; and, to its knowledge, no trade secrets or other proprietary rights of others related to the TXMD IP utilized with the Product that would be infringed or misused by TXMD’s performance of this Agreement;

F.      To TXMD’s knowledge the services to be performed by QPharma under this Agreement will not violate or infringe upon any trademark, tradename, copyright, patent, trade secret, or other intellectual property or other right held by any person or entity; provided that TXMD makes no representation with respect to the QPharma IP;

G.      TXMD has the full power and authority to execute and deliver this Agreement and perform its covenants, duties, and obligations described in this Agreement, and once executed, this Agreement will be a valid, legal, and binding obligation upon TXMD; and

H.      no transactions or dealings under this Agreement shall be conducted with or for an individual or entity that is designated as the target of any sanctions, restrictions or embargoes administered by the United Nations, European Union, United Kingdom, or the United States.

12.3        Limitations. THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE ARE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY EACH PARTY TO THE OTHER PARTY, AND NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS, WARRANTIES OR GUARANTEES OF ANY KIND WHATSOEVER, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY BY TXMD WITH REGARD TO THE TXMD EQUIPMENT, WHICH IS PROVIDED “AS IS.”

12.4        Compliance with Anti-Corruption Laws.

Each Party agrees that, in the performance of its obligations under this Agreement, it will not: (i) provide or promise to provide, directly or indirectly, any unlawful contribution, gift, entertainment, or other unlawful payment to any foreign or domestic government employee relating to political activity; (ii) take any action, directly or indirectly, that violates Foreign Corrupt Practices Act (“FCPA”), or any other applicable anti-corruption law of any foreign jurisdiction, including, without limitation, “use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value” to any “foreign official” (as is defined in the FCPA), any foreign political party or official thereof, or any candidate for foreign political office, to influence their acts or decisions in their official capacity, to induce them to do or omit from doing any act in violation of their lawful duty, or to secure any improper advantage in order to assist in obtaining business, or retaining business, or directing business to any person; and (iii) make or propose to make any bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature, including to healthcare providers or those employed by any governmental institutions.

12.5       Covenant of QPharma. QPharma hereby covenants and agrees that it shall neither directly or indirectly, on behalf of itself or a third party, engage in or assist a third party, in developing, manufacturing or commercializing a generic product of the Product in the Territory during the Term of this Agreement, and during the [***] ([***]) month period thereafter. [***].

ARTICLE 13
INDEMNIFICATION

13.1       Indemnification by QPharma. QPharma shall indemnify, defend and hold harmless TXMD, its Affiliates, and their respective shareholders, directors, officers and employees (“TXMD Indemnitees”) from and against any and all suits, claims, losses, demands, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and reasonable investigative costs) in connection with any suit, demand or action brought by any third party (“Losses”) directly or indirectly arising out of or resulting from (a) any breach of its representations, warranties or obligations set forth in this Agreement; (b) any negligence or willful misconduct by QPharma, its Affiliates, subcontractors, employees or agents; (c) any misrepresentation made by QPharma in this Agreement; (d) a violation of, or non-compliance with any Applicable Law by QPharma, its Affiliates, subcontractors, employees or agents in the performance of this Agreement; (e) the infringement or alleged infringement of any trade secrets, copyrights, trademarks, trade names, or other proprietary or contractual rights of any third party arising from QPharma’s performance of services under this Agreement (except to the extent arising from the making or using of TXMD-supplied Materials) or (f) the use of the TXMD Equipment on behalf of any third party, and the storage, handling and use of any items manufactured with the use of the TXMD Equipment, in each case of clauses (a) through (e) above, except to the extent that TXMD is obligated to indemnify any of the QPharma Indemnitees pursuant to Section 13.2 for such events.

13.2       Indemnification by TXMD. TXMD shall indemnify, defend and hold harmless QPharma, its Affiliates, and their respective shareholders, directors, officers and employees (“QPharma Indemnitees”) from and against any and all Losses directly or indirectly arising out of or resulting from (a) any promotion, distribution, sale or use of or exposure to the Product or TXMD-supplied Materials, or APIs, other than claims by QPharma employees and contractors arising from Processing under this Agreement; (b) any negligence or willful misconduct of TXMD, its Affiliates, subcontractors, employees or agents, (c) any breach of TXMD’s representations, warranties or obligations set forth in this Agreement; (d) the content of TXMD’s instructions to the extent they are followed by QPharma and violate Applicable Laws; (e) the conduct of any clinical trials by or on behalf of TXMD utilizing Product or APIs; (f) any actual or alleged infringement or violation of any third party patent, trade secret, copyright, trademark or other proprietary right by the use, as authorized, of intellectual property or other information provided by TXMD to QPharma, including TXMD-supplied Material; in each case of clauses (a) through (f) above, except to the extent that QPharma is obligated to indemnify any of the TXMD Indemnitees pursuant to Section 13.1 for such events.

13.3       Indemnification Procedures. All indemnification obligations in this Agreement are conditioned upon the indemnified party (a) promptly notifying the indemnifying party of any claim or liability of which the indemnified party becomes aware (including a copy of any related complaint, summons, notice or other instrument); provided, that failure to provide such notice within a reasonable period of time shall not relieve the indemnifying party of any of its obligations hereunder except to the extent the indemnifying party is prejudiced by such failure, (b) allowing the indemnifying party to conduct and control the defense of any such claim or liability and any related settlement negotiations (at the indemnifying party’s expense), (C) cooperating with the indemnifying party in the defense of any such claim or liability and any related settlement negotiations (at the indemnifying party’s expense) and (D) not compromising or settling any claim or liability without prior written consent of the indemnifying party.

ARTICLE 14
LIMITATIONS OF LIABILITY

14.1       NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOSS OF REVENUES, PROFITS OR DATA ARISING OUT OF PERFORMANCE UNDER THIS AGREEMENT, WHETHER IN CONTRACT OR IN TORT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 15
INSURANCE

For so long as each Party has any indemnity obligations hereunder to the other Party, each Party shall obtain and maintain such type and amounts of liability insurance as are normal and customary for the activities contemplated by this Agreement. Each Party shall upon request provide the other Party with written proof of insurance. Notwithstanding the foregoing, QPharma hereby represents and warrants to TXMD that it has and shall maintain at all times during the term of this Agreement product liability insurance, professional negligence insurance and general commercial liability insurance in a minimum in aggregate of [***] Euros (€[***]). QPharma shall name TXMD as an additional named insured under such policies.

ARTICLE 16
TERM AND TERMINATION

16.1        Term. The term of this Agreement shall commence as of the Effective Date and shall expire at the end of the Initial Term; provided, however, TXMD shall have the right to renew the Agreement thereafter for successive one-year terms upon giving at least [***] ([***]) days’ written notice of such renewal prior to the expiration of the Initial Term or any annual renewal thereafter.

16.2        Termination. This Agreement may be terminated Immediately upon written notice without further action:

A.      By either Party if the other Party files a petition in bankruptcy, or enters into an agreement with its creditors, or applies for or consents to the appointment of a receiver, administrative receiver, trustee or administrator, or makes an assignment for the benefit of creditors, or suffers or permits the entry of any order adjudicating it to be bankrupt or insolvent and such order is not discharged within thirty (30) days, or takes any equivalent or similar action in consequence of debt in any jurisdiction; or

B.      By TXMD upon [***] ([***]) days prior written notice to QPharma in the event TXMD ceases pursuit of Regulatory Approval for, or to offer for sale or to sell, Product, due to material regulatory, patient health, or intellectual property issues.

C.      By either Party due to an uncured breach of this Agreement following [***] ([***]) days’ written notice, the elements of such breach being described in such notice in reasonable detail.

D.      By TXMD for convenience upon [***] ([***]) months’ written notice, or by QPharma after the first anniversary of this Agreement upon [***] ([***]) months’ written notice due to the failure of QPharma to produce Product at a profit based upon the then existing supply projections by TXMD or for other demonstrated economic hardship. Upon notice from QPharma of the exercise of its rights under this Section 16.2(D) to terminate the Agreement, TXMD shall have the right exercisable in the [***] ([***]) day period following such notice to require QPharma to re-negotiate the price of Products in good faith for a period of up to [***] ([***]) days. The Parties shall not be obligated to reach agreement regarding a revised price of Products.

16.3        Effects of Termination. Expiration or termination of this Agreement shall be without prejudice to any rights or obligations that accrued to the benefit of either party prior to such expiration or termination. In the event of a termination of this Agreement:

A.      QPharma shall promptly return to TXMD, at TXMD’s expense and direction, any remaining inventory of Product or TXMD-supplied Materials; provided, that all outstanding invoices have been paid in full;

B.      TXMD shall pay QPharma all invoiced amounts outstanding hereunder, plus, upon receipt of invoice therefor, for any (i) Product that has been shipped pursuant to Purchase Orders but not yet invoiced, (ii) Product Processed pursuant to Purchase Orders that has been completed but not yet shipped, and (iii) except following a termination by TXMD pursuant to Section 16.2(A) or (B), all Product in process of being Processed pursuant to Purchase Orders (or, alternatively, TXMD may instruct QPharma to complete such work in process, and the resulting completed Product shall be governed by clause (ii)); and

16.4       Except as otherwise set forth in this Agreement, in the event that this Agreement is terminated for any reason other than by TXMD pursuant to Section 16.2(A) or (B), TXMD shall pay QPharma for all costs and expenses incurred, and all non-cancellable commitments made, in connection with QPharma’s performance of this Agreement, so long as such costs, expenses or commitments were made by QPharma consistent with TXMD’s most recent ordering history, and have not otherwise been paid pursuant to Section 16.3(B). At TXMD’s discretion, such transfer shall not be considered complete until such third party transferee has successfully Processed and released for human use [***] ([***]) successive Batches of Product. If QPharma terminates this Agreement pursuant to Section 16.2(D), it shall provide to TXMD reasonable person-hours as TXMD shall require, at QPharma’s then standard published rates, to effectuate a transfer of Processing to a third party of TXMD’s choice. QPharma shall provide reasonable assistance, as requested by TXMD, to identify third parties capable and willing to provide Processing of Product promptly.

16.5        Interruption of Supply; Safety Stock.

A.      In the event QPharma fails to timely deliver the quantities of Product ordered that comply with the requirements of this Agreement on [***] ([***]) consecutive occasions or on any [***] ([***]) occasions during any [***] ([***]) [***] period, TXMD shall be entitled to cause QPharma to conduct Process Know-How Transfer along with pertinent books and records to TXMD or its designee, pursuant to the Process Know-How Transfer Plan in order to allow the Processing of Product by a third party for TXMD, its Affiliates and their respective licensees. QPharma will be reimbursed at a reasonable rate for the time of its personnel for such technology transfer.

B.      To mitigate the risk of TXMD going out of stock, QPharma shall maintain such safety stocks of APIs, Raw Materials, Components and Product as would be reasonably prudent in the combination drug-device product industry under relevant circumstances, particularly in light of those APIs, Raw Materials and Components that are procured from single sources of supply. QPharma shall use reasonable efforts to put in place a written risk mitigation plan with the consultation of TXMD to address such issues, and shall reasonably endeavor to secure multiple sources of supply for all critical APIs, Raw Materials and Components (the “Risk Mitigation Plan”).

16.6        Survival. The rights and obligations of the parties shall continue under Articles 11 (Intellectual Property), 13 (Indemnification), 14 (Limitations of Liability), 17 (Notice), 18 (Miscellaneous); under Articles 10 (Confidentiality and Non-Use) and 15 (Insurance), in each case to the extent expressly stated therein; and under Sections 7.3 (Payment Terms), 7.5 (Taxes), 7.6 (TXMD and Third Party Expenses), 9.1 (Recordkeeping), 9.6 (Recall), 12.3 (Limitations on Warranties), 16.3 (Effect of Termination) and 16.4 (Survival), in each case in accordance with their respective terms if applicable, notwithstanding expiration or termination of this Agreement.

ARTICLE 17
NOTICE

All notices and other communications hereunder shall be in writing and shall be deemed given: (A) when delivered personally or by hand; (B) when received or refused, if sent by registered or certified mail (return receipt requested), postage prepaid; or (C) when delivered, if sent by express courier service; in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

To TXMD:	TherapeuticsMD, Inc.
6800 Broken Sound Parkway NW, Third Floor
Boca Raton, Florida 33487
Attn: President

With a copy to:	Legal Department at the above address

To QPharma:	QPharma AB
Agneslundsvagen 27
Malmo, Sweden
Attn: Managing Director

ARTICLE 18
MISCELLANEOUS

18.1       Entire Agreement; Amendments. This Agreement, the Quality Agreement, and the Validation Costs and Expenses; Capital Equipment Procurement and Installation Costs and Expenses (referenced as Exhibit B to the Term Sheet) constitute the entire understanding between the Parties, and supersede any contracts, agreements or understandings (oral or written) of the Parties, with respect to the subject matter hereof including the Term Sheet, other than Exhibit B thereto. For the avoidance of doubt, this Agreement does not supersede any existing generally applicable confidentiality agreement between the Parties as it relates to time periods prior to the date hereof or to business dealings not covered by this Agreement. No term of this Agreement may be amended except upon written agreement of both parties, unless otherwise expressly provided in this Agreement.

18.2       Captions; Certain Conventions. The captions in this Agreement are for convenience only and are not to be interpreted or construed as a substantive part of this Agreement. Unless otherwise expressly provided herein or the context of this Agreement otherwise requires, (A) words of any gender include each other gender, (B) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (C) words using the singular shall include the plural, and vice versa, (D) the words “include(s)” and “including” shall be deemed to be followed by the phrase “but not limited to”, “without limitation” or words of similar import, (E) the word “or” shall be deemed to include the word “and” (e.g., “and/or”) and (F) references to “Article,” “Section,” “subsection,” “clause” or other subdivision, or to an Attachment or other appendix, without reference to a document are to the specified provision or Attachment of this Agreement. This Agreement shall be construed as if it were drafted jointly by the parties.

18.3       Further Assurances. The parties agree to execute, acknowledge and deliver such further instruments and to take all such other incidental acts as may be reasonably necessary or appropriate to carry out the purpose and intent of this Agreement.

18.4       No Waiver. Failure by either party to insist upon strict compliance with any term of this Agreement in any one or more instances will not be deemed to be a waiver of its rights to insist upon such strict compliance with respect to any subsequent failure.

18.5       Severability. If any term of this Agreement is declared invalid or unenforceable by a court or other body of competent jurisdiction, the remaining terms of this Agreement will continue in full force and effect.

18.6       Independent Contractors. The relationship of the parties is that of independent contractors, and neither party will incur any debts or make any commitments for the other party except to the extent expressly provided in this Agreement. Nothing in this Agreement is intended to create or will be construed as creating between the parties the relationship of joint ventures, co-partners, employer/employee or principal and agent. Neither party shall have any responsibility for the hiring, termination or compensation of the other party’s employees or contractors or for any employee benefits of any such employee or contractor.

18.7       Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties, their successors and permitted assigns. Neither party may assign this Agreement, in whole or in part, without the prior written consent of the other party, except that either party may, without the other party’s consent (but subject to prior written notice), assign this Agreement in its entirety to an Affiliate or to a successor to substantially all of the business or assets of the assigning party or the assigning party’s business unit responsible for performance under this Agreement.

18.8       No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties named herein and their respective successors and permitted assigns.

18.9       Governing Law. This Agreement shall be governed by and construed under the laws of England and Wales, excluding its conflicts of law provisions. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

18.10     Dispute Resolution. Any dispute that arises between the parties in connection with this Agreement shall first be presented to the senior executives of the Parties for consideration and resolution. If such executives cannot reach a resolution of the dispute within a reasonable time, then the parties may seek remedies in a court of law.

18.11     Publicity. Neither party will make any press release or other public disclosure regarding this Agreement or the transactions contemplated hereby without the other party’s express prior written consent, except as required under Applicable Laws, by any governmental agency or by the rules of any stock exchange on which the securities of the disclosing party are listed, in which case the party required to make the press release or public disclosure shall use commercially reasonable efforts to obtain the approval of the other party as to the form, nature and extent of the press release or public disclosure prior to issuing the press release or making the public disclosure.

18.12     Right to Dispose and Settle. If QPharma requests in writing from TXMD direction with respect to disposal of any inventories of Product, TXMD-supplied Materials, equipment, samples or other items belonging to TXMD and is unable to obtain a response from TXMD within a reasonable time period after making reasonable efforts to do so, QPharma shall be entitled in its sole discretion to (A) dispose of all such items and (B) set-off any and all amounts due to QPharma or any of its Affiliates from TXMD against any credits TXMD may hold with QPharma or any of its Affiliates.

18.13     Force Majeure. Except as to payments required under this Agreement, neither party shall be liable in damages for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in such party’s performance hereunder if such default or delay is caused by events beyond such party’s reasonable control, including but not limited to acts of God, law or regulation or other action or failure to act of any government or agency thereof, war or insurrection, civil commotion, destruction of production facilities or materials by earthquake, fire, flood or weather, labor disturbances, epidemic or failure of suppliers, vendors, public utilities or common carriers; provided, that the party seeking relief under this Section shall immediately notify the other party of such cause(s) beyond such party’s reasonable control. The party that may invoke this Section shall use commercially reasonable efforts to reinstate its ongoing obligations to the other party as soon as practicable. If the cause(s) shall continue unabated for three (3) consecutive months, then both parties shall meet to discuss and negotiate in good faith what modifications to this Agreement should result from such cause(s).

18.14     Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Any photocopy, facsimile or electronic reproduction of the executed Agreement shall constitute an original.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized Representatives to execute this Agreement effective as of the date first written above.

QPHARMA PHARMA AB		THERAPEUTICSMD, INC.

By:	/s/ David Segerberg	By:	/s/ Dan Cartwright

Name:	David Segerberg	Name:	Dan Cartwright

Title:	Managing Director	Title:	CFO

ATTACHMENT A

SPECIFICATIONS

ATTACHMENT B

TXMD EQUIPMENT (as of 12/18/18)

Purchased Assets
Equipment used for production and analysis of NES/EE CVR

Description (swe)	Description (eng)	Equipment No	Process step	QPharma Building
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

ATTACHMENT C

TXMD-SUPPLIED MATERIALS (as of 12/18/18)

[***]

ATTACHMENT D

UNIT PRICING

During the Initial Pricing Period, QPharma shall sell Product in final dosage form, packaged for end user use, to TXMD at the prices set forth below. [***]

[***]

Purchase Per Contract Year	Prices Not to Exceed (low yield)

[***] – [***] units of Product	$[***] per unit
[***] – [***] units of Product	$[***] per unit
[***] – [***] units of Product	$[***] per unit
[***] – [***] units of Product	$[***] per unit
[***] – [***] units of Product	$[***] per unit
More than [***] units of Product	$[***] per unit

Purchase Per Contract Year	Prices Not to Exceed (anticipated yield)

[***] – [***] units of Product	$[***] per unit
[***] – [***] units of Product	$[***] per unit
[***] – [***] units of Product	$[***] per unit
[***] – [***] units of Product	$[***] per unit
[***] – [***] units of Product	$[***] per unit
More than [***] units of Product	To be determined

The foregoing prices include a recovery for depreciation expenses of Facility improvements made by QPharma. Recovery of these depreciation expenses will end upon expiration of the depreciation recovery schedule. TXMD will purchase a minimum of [***] units of Product per Contract Year.

The foregoing prices include the purchase by, and payment for, both of the Product’s APIs by QPharma. If TXMD supplies one or both of the Product’s APIs to QPharma at no cost, or QPharma procures one or both APIs and passes the cost through to TXMD, the foregoing prices will be adjusted downward, as reasonably agreed to by QPharma and TXMD.

These prices will be applied to cumulative purchased by TXMD together with its Affiliates and licensees, if any. The unit price for which QPharma will sell Product to TXMD, its Affiliates and their licensees during the Initial Pricing Period will be as set forth in the table above in accordance with the cumulative quantities ordered by and on behalf of such parties during each Contract Year. Within [***] ([***]) days following (i) the end of each Contract Year or (ii) the expiration or termination of the Agreement, as the case may be, QPharma shall determine the total quantity of Product ordered by or on behalf of TXMD, its Affiliates and their respective licensees during the prior Contract Year (or portion of a Contract Year in the event of a termination) and issue a credit memo or refund to TXMD, at its option, in such amount as may be necessary to true up amounts actually paid by TXMD with the prices to which TXMD, its Affiliates and their respective licensees were entitled during such Contract Year based on their actual cumulative orders.

TXMD and QPharma will revisit this yield-based pricing scheme after the first commercial Batch of Product as defined in Section 7.1A.